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                                                                     EXHIBIT 8.1

                         [LATHAM & WATKINS LETTERHEAD]





                                 January 8, 2001






Arden Realty Limited Partnership
11601 Wilshire Blvd.
4th Floor
Los Angeles, California  90025-1740

                  Re:  Federal Income Tax Consequences
                       -------------------------------

Ladies and Gentlemen:

     We have acted as tax counsel to Arden Realty Limited Partnership, a Maryland limited partnership (the "Partnership"), in connection with its proposed exchange of $100,000,000 of its 8.50% Senior Notes due 2010 (the "Unregistered Notes") for Senior Notes of like principal amount on substantially identical terms (the "Registered Notes") pursuant to the registration statement filed with the Securities and Exchange Commission (the "Commission") on Form S-4 on January 8, 2001 (together with all exhibits thereto and documents incorporated by reference therein, the "Registration Statement").

     You have requested our opinion concerning certain of the federal income tax consequences to holders of the Unregistered Notes in connection with the exchange described in the Registration Statement. This opinion is based on various factual assumptions, including the facts set forth in the Registration Statement concerning the business, properties and governing documents of the Partnership, Arden Realty, Inc., a Maryland corporation, and their subsidiaries.

     In our capacity as tax counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other


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Arden Realty Limited Partnership
January 8, 2001
Page 2


instruments as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject exchange transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability to such transaction, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

     Based on such facts, assumptions and representations, it is our opinion that the statements in the Registration Statement set forth under the caption "Federal Income Tax Consequences" are, subject to the limitations set forth therein, the material United States federal income tax consequences relevant to holders of the Unregistered Notes of the exchange of Unregistered Notes for Registered Notes in the exchange offer pursuant to the Registration Statement.

     No opinion is expressed as to any matter not discussed herein.

     This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may adversely affect the accuracy of the conclusions stated herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission promulgated thereunder.



                                       Very truly yours,

                                       /s/ Latham & Watkins